SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
June 30, 2015
Date of Report (Date of Earliest Event Reported)

DUPONT FABROS TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-33748 (Commission File Number)	20 - 8718331 (I.R.S. Employer Identification No.)

1212 New York Avenue, N.W., Suite 900
Washington, D.C. 20005
(Address of Principal Executive Offices) (Zip Code)
(202) 728-0044
(Registrant's Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule l3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
On February 23, 2015, Net Data Centers, a customer of DuPont Fabros Technology, Inc. (the “Company”), filed a voluntary petition for relief under chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Central District of California, Los Angeles Division (the “Court”), Case No. 2:15-bk-12690-BB. Net Data Centers leased and occupied space at the Company’s ACC4, ACC5, VA3 and NJ1 data center facilities, and, as of April 1, 2015, represented approximately 3.5% of the Company’s annualized base rent.
On June 23, 2015, the Court granted the motion of Net Data Centers to set as June 30, 2015 the date by which it must accept or reject the real property leases at the Company’s data center facilities. Pursuant to this order, because Net Data Centers took no action to accept any of its leases with the Company prior to the June 30, 2015 deadline, these leases have been deemed rejected effective July 1, 2015. As of June 30, 2015, the Company had a remaining unreserved straight line receivable from Net Data Centers of $2.1 million, a remaining net above market lease intangible of $1.0 million, unamortized leasing commissions of $0.7 million and a note receivable due from Net Data Centers of which $1.4 million was unreserved. The Company is evaluating the realizability of these assets.
The Company and Net Data Centers are currently in discussions regarding a resolution of this proceeding, but have not yet reached an agreement. There can be no assurance regarding the outcome of these discussions.
The NJ1 lease with Net Data Centers represented 2.28 megawatts of critical load, 11,000 computer room square feet and, as of April 1, 2015, $3.3 million of base rent per year, which was 1.1% of the Company’s annualized base rent. Prior to the lease rejection, NJ1 was 70% leased based on computer room square feet and 59% leased based on critical load. As of July 1, 2015, NJ1 is 58% leased based on computer room square feet and 46% leased based on critical load.
The ACC5 lease with Net Data Centers represented 0.40 megawatts of critical load, 1,930 computer room square feet and, as of April 1, 2015, $0.7 million of base rent per year, which was 0.2% of the Company’s annualized base rent. Prior to the lease rejection, ACC5 was 99% leased based on computer room square feet and critical load. As of July 1, 2015, ACC5 is 98% leased based on computer room square feet and critical load.
The ACC4 lease with Net Data Centers represented 2.28 megawatts of critical load, 10,800 computer room square feet and, as of April 1, 2015, $4.4 million of base rent per year, which was 1.5% of the Company’s annualized base rent. Prior to the lease rejection, ACC4 was 100% leased based on computer room square feet and critical load. As of July 1, 2015, ACC4 is 94% leased based on computer room square feet and critical load.
The VA3 lease with Net Data Centers represented 1.30 megawatts of critical load, 15,122 computer room square feet and, as of April 1, 2015, $1.9 million of base rent per year, which was 0.7% of the Company’s annualized base rent. Prior to the lease rejection, VA3 was 94% leased based on computer room square feet and 95% leased based on critical load. As of July 1, 2015, VA3 is 83% leased based on computer room square feet and 85% leased based on critical load.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUPONT FABROS TECHNOLOGY, INC.

July 1, 2015	/s/ Richard A. Montfort, Jr.
Richard A. Montfort, Jr.

Executive Vice President, General Counsel and Secretary